EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the following Registration Statements of Cornerstone Realty Income Trust, Inc. and in the related Prospectuses of our report dated January 25, 1999, with respect to the consolidated financial statements and schedule of Cornerstone Realty Income Trust, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1998:






 REGISTRATION STATEMENT NUMBER                        DESCRIPTION
------------------------------- ------------------------------------------------------

   333-24871                    Form S-8, pertaining to the Company's 1992
                                 Non-Employee Directors Stock Option Plan, Special
                                 Non-Employee Directors Stock Option Plan and
                                 Non-Employee Directors Fees Plan
   333-24875                    Form S-8, pertaining to the Company's 1992 Incentive
                                Plan
   333-34441                    Form   S-3,   Shelf   Registration    Statement,
                                pertaining to the  registration  of $200 million
                                of  Common  Shares,  Preferred  Shares  and Debt
                                Securities
   333-19187                    Form S-3, pertaining to the Company's Dividend
                                Reinvestment and Share Purchase Plan


                                                   /s/ Ernst & Young LLP


Richmond, Virginia
March 29, 1999